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Exhibit 10.11

THE JOINT VENTURE CONTRACT

COMMUNICATION INTELLIGENCE COMPUTER CORPORATION, LTD.

CHAPTER I—GENERAL PROVISION

ARTICLE 1

        In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant laws and regulations, ED Computer Software Development Corporation, Jiangsu Province, China, and Communication Intelligence Corporation International, Ltd. in conformity with the principles of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a Joint Venture Company, Communication Intelligence Computer Corporation, Ltd. (hereinafter also referred to as the "JV"), in Nanjing, the People's Republic of China. The Joint Venture Contract (hereinafter referred to as "Contract") is worked out hereunder.

CHAPTER II—PARTIES TO THE JOINT VENTURE

ARTICLE 2.1

        Parties to this contract are as follows:

Chinese Side:	ED Computer Software Development Corporation, Jiangsu Province, China (hereinafter referred to as Party A), duly registered in Jiangsu, China.
	Legal Address:	285 North Zhong Shan Road Nanjing Jiangsu Province, China, PRC
Legal Representative:
	Name:	Zhou Ping
	Position:	Manager
	Citizenship:	Chinese
American Side:	Communication Intelligence Corporation International, Ltd. (hereinafter referred to as Party B), duly registered in Bermuda.
	Legal Address:	275 Shoreline Drive, Suite 600 Redwood Shores, CA 94065, USA.
Legal Representative:
	Name:	James Dao
	Position:	President
	Citizenship:	United States

CHAPTER III—ESTABLISHMENT OF THE JOINT VENTURE

ARTICLE 3.1

        In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese Laws and Regulations, both Party A and Party B agree to jointly invest to set up a Joint Venture Company, Limited (hereinafter referred to as JV).

ARTICLE 3.2

        The Chinese name of the JV is:

          Communication Intelligence Computer Corporation, Ltd.

        The English name of the JV is:

          Communication Intelligence Computer Corporation, Ltd.

        The legal address of the JV is:

          Nanjing, Jiangsu Province, China, PRC

ARTICLE 3.3

        The JV is established by a foreign investor and a Chinese enterprise and has the status of a legal entity subject to the protection of the relevant laws of the People's Republic of China. All its activities shall be governed by Chinese laws, decrees and other pertinent rules and regulations.

ARTICLE 3.4

        The organizational form of the JV is a limited liability company, each party to the JV is only liable up to the limit of the registered capital subscribed or to be subscribed by the parties of the JV under the Contract. Subject thereto, the profits, risks and losses of the JV shall be shared by the parties in proportion to their investment of the registered capital.

ARTICLE 3.5

        If the government or department of the People's Republic of China adopts new laws, decrees or other pertinent rules and regulations under which the JV or any party to the JV would get more preferential treatment than that under the article of the Contract after the Contract is signed, the parties to the JV and the JV shall cooperate mutually and submit an application at once so as to enjoy the more preferential treatment.

CHAPTER IV—PURPOSE, SCOPE, AND SCALE OF PRODUCTION AND BUSINESS

ARTICLE 4.1

        The purpose of the JV is in conformity with the desire of both parties to enhance economic and technical cooperation through adoption of the most advanced technology and scientific management methods in order to enhance economic efficiency and obtain a satisfactory financial return through:

          1.)  The design and creation (system integration) of turnkey multi-user pen input computer systems to automate China's business and government sectors. Systems will use Communication Intelligence Corporations' ("CIC") advanced Chinese language handwriting recognition and pen operating environment to replace and/or supplement traditional keyboard entry. The initial systems will also use IBM AS/400 computers.

          2.)  Creation of a dedicated Automation Training Institute that will train all levels of personnel. Training will focus upon the principles of modern management, computer operating skills and all phases of computer education required to maximize benefits of the JV's computer systems. The JV plans to train over 50,000 people within the first five years of operations.

          3.)  Within 18 months, or as opportunities arise, establish a manufacturing operation that will produce key automation products for both the China and export markets.

        The JV will endeavor to establish the leading competitive position in terms of quality and price for both overseas and domestic markets.

ARTICLE 4.2

        The production and business scope of the JV is to: market and sell the JV's computer products and systems, act as a systems integrator, create Chinese application software, service and maintain computer systems, train managers and end users, and manufacture key products for China and export markets.

ARTICLE 4.3

        The annual production scale for the period 1993-2000 of the JV is forecast in the attached Feasibility Study.

CHAPTER V—TOTAL INVESTMENT AND REGISTERED CAPITAL

ARTICLE 5.1

        The total investment of the JV is US Dollars Twenty-Five Million only.

ARTICLE 5.2

        Investment provided by the Party A and Party B will total US Dollars Ten Million only which shall be registered capital of the JV. This will include:

Party A	US	$2,100,000	(21%)
Party B	US	$7,900,000	(79%)

ARTICLE 5.3

        The planned investment of each party is detailed as follows:

Party A:
Land Use Rights	US	$2,100,000

Total:	US	$2,100,000
Party B:
Royalty free License of Technologies plus certain Distribution Rights:	US	$2,500,000
Cash:	US	$5,400,000

Total:	US	$7,900,000
Total Registered Capital:	US	$10,000,000

        All Cash amounts shall be provided in US $. See Appendix I for detailed description of the technology which will be invested by Party B. See Appendix II for description of Distribution Rights to be provided.

ARTICLE 5.4

        The registered capital of the JV is planned to be paid in five installments by Party A and Party B according to the investment schedule, Appendix IV, and respective investment percentages within two years after the Contract is signed. All planned investment dates after the original signing are subject to change depending on the cash requirements of the JV.

ARTICLE 5.5

        If, after application has been submitted for approval by the relevant authority, either of the original parties wishes to transfer all or part of its investment in the JV to a third party, the non-selling original party shall have a right of first refusal to acquire the investments to be transferred. Written notice of intent to transfer shall promptly be made to the non-selling party and the non-selling party shall have 30 business days from notification to acquire the transferred investments. The terms of sale offered to any third party shall not be more preferential than those offered to the non-selling party.

ARTICLE 5.6

        If the JV draws down on the bank loan, the interest expense shall be treated as a production expense and deducted from revenues.

ARTICLE 5.7

        The registered capital of the JV may not be reduced within the duration of the JV. Any increases in the registered capital and/or the changes in the investment ratio shall be agreed to by the Board of Directors and approved by the original examination and approval authority. The registration shall also be changed by the organization that provided the original registration.

ARTICLE 5.8

        For the duration of the JV, the General Manager should submit a proposal to the Board of Directors for their approval if the JV needs to arrange a bank loan for its operating fund from a bank in China. It is already agreed that the JV will require a loan of US$ 15 Million which will be applied for following the award of the business license.

CHAPTER VI—RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE

ARTICLE 6.1

        Party A's responsibilities:

6.1.1	Responsible for contributing 21% of the registered capital.
6.1.2	To assist in sales and marketing of the JV's Chinese Business Automation Systems ("CBAS").
6.1.3	Responsible for preparing and submitting the feasibility study and the economic/financial evaluation to apply for JV approval, to arrange the registration and obtain the business license from the relevant Chinese authorities for establishing the JV.
6.1.4	Responsible for doing preparation work for the JV including: arranging the land and applying the right for using the land from the Pukou and Kunshan Development Zones and/or the Department of Land Administration.
6.1.5	To assist in the design and construction of the various buildings required by the JV.
6.1.6	To assist the JV in selecting its employees, to select and train the suitable professional technical persons and skilled workers. To assist overseas staff in applying for the entry visa, permission of stay, working permission, and processing their traveling matters.
6.1.7	Assist party B to secure favorable customs treatment for items imported for the JV and for resale to customers in China.
6.1.8	To assist the JV for applying/obtaining the tax exemption from relevant authorities, and to provide advice for all other respects.
6.1.9	To provide advice to the management of JV with information on local laws, regulations and other information, thus, the JV can follow the laws and regulations properly to ensure smooth operations.
6.1.10	To assist the JV in arranging necessary loans from Chinese Banks.

ARTICLE 6.2

        Party B's responsibilities:

6.2.1	Responsible for contributing 79% of the registered capital.

6.2.2	Responsible for providing the seven technologies licensed to the JV (see Appendix I—Licensing Agreement) and to help ensure that the JV's engineering personnel are familiar with the seven technologies provided.
6.2.3	Responsible for securing necessary third party products for the JV—computer hardware and software—on favorable terms that will be incorporated into the CBAS (see Appendix II, Distribution Agreement).
6.2.4	Responsible for the business management of the JV.
6.2.5	Responsible for design and initial integration of CBAS, design of training institute.
6.2.6	Assist in acquisition of training materials from third party vendors.
6.2.7	Responsible for selecting items to be manufactured by JV and securing manufacturing rights for JV (terms to be defined at a later date).
6.2.8	Assisting the sales of the product manufactured by the JV in overseas markets.
6.2.9	To perform and fulfill such other duties as the JV may entrust.

ARTICLE 6.3

        All work done by both Party A and Party B for the JV shall be compensated by the JV. Detailed terms shall be decided by the Board of Directors.

CHAPTER VII: TECHNOLOGY LICENSE

ARTICLE 7.1

        Party B agrees to provide the JV with seven advanced technologies under the terms outlined in the attached License Agreement (Appendix I). The licensed advanced technologies include:

  1.
  Chinese Handwriting Recognition Software

  2.
  Chinese Pen Operating Environment

  3.
  Dynamic Signature Verification

  4.
  Dynamic Signature Reconstruction

  5.
  Compression of Electronic Ink Utility

  6.
  Pen Application Development Kits

  7.
  Speech Recognition Technology Rights

ARTICLE 7.2

        If Party B fails to provide the technology as defined in the License Agreement (Appendix I), Party B should compensate for any direct losses suffered by the JV. In addition, Party A and Party B will meet in a constructive discussion to determine how any delays or problems can be most equitably resolved.

CHAPTER VIII—SELLING PRODUCTS

ARTICLE 8.1

        It is the intention of the JV to have 50% or more of the JV's manufactured products sold outside of China, as soon as conditions permit, provided that the pricing, quality, and delivery terms of the JV products have reached the standards required in the international market. The rest of the product shall be sold in the domestic market.

ARTICLE 8.2

        The JV has the option to sell export products through Party B's worldwide distribution contacts.

ARTICLE 8.3

        The JV has the option to sell its products directly. Agents may also be appointed on a commissioned basis by the General Manager.

CHAPTER IX—BOARD OF DIRECTORS

ARTICLE 9.1

        The date of the registration of the JV shall be the date of the establishment of the Board of Directors.

ARTICLE 9.2

        The Board of Directors shall be composed of five (5) directors, of which two (2) shall be designated by Party A and three (3) shall be designated by Party B. Among the designated directors, Party B shall designate the Chairman and Party A shall designate the Vice Chairman of the Board. The term of the office for Directors, Chairman, and Vice Chairman is four years. They may be reappointed if agreed to by the appropriate designating parties. The composition of the Board of Directors shall be subject to change if the proportion of investment by the parties changes accordingly.

        In case either party intends to change its designated board members due to incompetence and/or for other reasons, written notice shall be provided to the other party one month in advance to facilitate clear communications and understanding.

ARTICLE 9.3

        The highest authority of the JV shall be its Board of Directors. Unanimous approval from the Board of Directors shall be required before any actions are taken concerning major issues, including:

9.3.1	Amendment of the Articles of Association of the JV.
9.3.2	Extension, termination or dissolution of the JV.
9.3.3	Increase or transfer of the JV's registered capital—transfer ownership.
9.3.4	Any merger of the JV with another entity.

ARTICLE 9.4

        All other issues to be decided by the Board of Directors shall be by majority vote (over 50%).

ARTICLE 9.5

        The Chairman of the Board of Directors is the legal representative of the JV. Should the Chairman be unable to exercise his responsibilities, he shall authorize the Vice Chairman or any other Director to represent him temporarily.

ARTICLE 9.6

        The Board of Directors shall convene at least one board meeting every year. The meeting shall be called and presided over by the Chairman of the Board. The Chairman may convene an interim meeting based on a proposal made by more than one-third of the total number of the Directors. Minutes of each meeting shall be placed on file in both Chinese and English.

CHAPTER X—MANAGEMENT OFFICE

ARTICLE 10.1

        The JV shall establish a management office which shall be responsible for its daily management. The management office shall have a General Manager and a Deputy General Manager. The General Manager and Deputy General Manager should be appointed by the Board of Directors. The term of the post for the General Manager and Deputy General Manager is two years which may be renewed.

ARTICLE 10.2

        The responsibility of the General Manager is to carry out the decisions of the Board and organize/conduct the daily management of the JV. The General Manager shall, within the scope empowered him by the Board, represent the JV in outside dealings, have the right to appoint and dismiss his subordinates, and exercise other responsibilities and rights as authorized by the Board. The Deputy General Manager shall assist the General Manager in his work. The General Manager shall discuss major issues with the Deputy General Manager.

        Several department managers may be appointed by the management office, who shall be responsible to the General Manager and Deputy General Manager and carry out the work assigned by the General Manager and the Deputy General Manager.

ARTICLE 10.3

        The JV will employ a certain number of non Chinese nationals (hereinafter referred to as "Expatriates") from time to time in key management positions. It is agreed between the parties that a Management Fee Agreement may be required as the most appropriate means of having the JV compensate CIC for some portion of the expenses associated with these Expatriates. The actual Management Fee Agreement will require the approval of the Board before taking effect.

ARTICLE 10.4

        In case of malfeasance or serious incompetence on the part of the General Manager or the Deputy General Manager, the Board of Directors may decide to dismiss them at any time.

CHAPTER XI—EQUIPMENT PURCHASING

ARTICLE 11.1

        In its purchases of required raw materials, fuel, parts, means of transportation, articles for office use, etc., the JV shall give first priority to purchases in China where conditions are the same in terms of price, specifications, quality and service, except for such times that must be imported.

CHAPTER XII—LABOR MANAGEMENT

ARTICLE 12.1

        Labor contracts covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the JV shall be drawn up between the JV and its Trade Union as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment" and its implementation rules and the JV's plan as approved by the Board of Directors. A copy of the labor contract should be submitted to the Department of Administration for the Employee for file after the labor contract is signed.

ARTICLE 12.2

        The treatment of salary and/or wages, social insurance, welfare, and traveling expense, etc. for high ranking administrative personnel should be decided by the Board.

ARTICLE 12.3

        The JV shall provide an incentive fund for rewarding employees who have made a contribution to the JV. The actual amount to be reserved shall be decided by the Board based on the status of the JV for each year.

CHAPTER XIII—TAX, FINANCE AND AUDIT

ARTICLE 13.1

        The JV shall pay taxes and apply for the tax exemption in accordance with the stipulations of Chinese laws and other regulations concerned.

ARTICLE 13.2

        Staff members and workers of the JV shall pay individual income tax in accordance with the "Individual Income Tax of the People's Republic of China."

ARTICLE 13.3

        The JV shall be exempt from customs duty for the following imported equipment: Machinery, equipment, parts, automobiles and all other materials imported with funds that are part of the JV's total investment.

ARTICLE 13.4

        The JV shall create Reserve, Expansion and Employee welfare funds in accordance with the stipulations in "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment." The actual percentage to be drawn shall be discussed/decided by the Board based on the status in the JV each year.

ARTICLE 13.5

        The JV shall establish its accounting system in accordance with the Internationally used accrual basis and debit and credit standard. All accounts shall be kept in US Dollars.

        The fiscal year of the Accounting System for the JV shall be from January 1 to December 31 every year. All of the accounting vouchers, slips, books, and statements shall be recorded in both Chinese and English versions. Both versions shall have equal authority.

ARTICLE 13.6

        The JV shall appoint an auditor for its financial auditing, who is registered in China and has reached international standards. The audit results shall be reported to the Board of Directors and the General Manager.

ARTICLE 13.7

        In case Party B considers it is necessary to engage a foreign auditor registered in another country to undertake annual financial auditing, the JV shall give its consent. The expenses thereof shall be borne by Party B.

ARTICLE 13.8

        Within 15 days of the end of every month, the JV shall submit the financial report for the previous month and other reports required by the Board of Directors to each Board Member.

CHAPTER XIV—DURATION OF THE JOINT VENTURE

ARTICLE 14.1

        The duration of the JV is fifty (50) years. The establishment of the JV shall begin on the date on which the business license of the JV is issued.

        An application for extending the JV may be proposed by one party and, if unanimously approved by the Board of Directors, should be submitted to the Ministry of Foreign Economic Relation and Trade six months prior to the expiration date of the JV.

        An application for applying for nonlimited duration from the relevant authority may be proposed by one party and, if unanimously approved by the Board of Directors, submitted at the appropriate time.

CHAPTER XV—THE DISPOSITION OF THE ASSETS AFTER EXPIRATION OR TERMINATION

ARTICLE 15.1

        Upon the expiration of the JV or termination prior to the date of expiration, liquidation shall be carried out according to the relevant laws. The liquidated assets shall be distributed in accordance in proportion to the investment contributed by Party A and Party B.

CHAPTER XVI—INSURANCE

ARTICLE 16.1

        Insurance policies of the JV on various kinds of risks shall be underwritten with the People's Insurance Company of China. Types, value, and duration of insurance shall be decided by the Board of Directors in accordance with the regulations defined by the People's Insurance Company of China.

CHAPTER XVII—THE AMENDMENT, ALTERATION AND DISCHARGE OF THE CONTRACT

ARTICLE 17.1

        The amendment of the Contract and its Appendices shall come into force only after the written agreement is signed by Party A and Party B, and approved by the original examination and approval authority.

ARTICLE 17.2

        In case the terms of the Contract or Appendices cannot be fulfilled or the JV cannot continue operations due to heavy losses in successive years or as a result of force majeure, the duration of the JV and the Contract and Appendices shall be terminated before the time of expiration after being unanimously agreed upon by the Board of Directors and approved by the original examination and approval authority.

ARTICLE 17.3

        Should the JV be unable to continue its operations or achieve the business purpose stipulated in the Contract due to the fact that one of the contracted parties fails to fulfill the obligations prescribed by the Contract and Articles of Association, or seriously violates the stipulations of the Contract and Articles of Association, the party shall be deemed as unilaterally terminating the Contract. The other party shall have the right to terminate the Contract in accordance with the provisions of the Contract after being approved by the original examination and approval authority as well as to claim damages. In case Party A and Party B of the JV agree to continue the operation, the party who fails to fulfill the obligations shall be liable for the direct economic losses thus caused the JV.

CHAPTER XVIII—LIABILITIES FOR BREACH OF CONTRACT

ARTICLE 18.1

        Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter V of this Contract, the breaching party shall pay the interest to the other party starting from the first month after exceeding the time limit according to the US$ loan interest rate announced by the Bank of China. In addition, the breaching party has to compensate the direct losses to the JV thus caused. Should the breaching party fail to pay exceeding three months, the other party has the right to terminate the contract and to claim damages to the breaching party in accordance with the stipulations stipulated in the Article 17.3 of this Contract.

ARTICLE 18.2

        Should all or part of the Contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to the actual situations.

CHAPTER XIX—FORCE MAJEURE

ARTICLE 19.1

        Should either party to the Contract be prevented from executing the Contract or Appendices by interference of civil or military authority or force majeure, such as earthquake, typhoon, flood, fire, war and/or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable or telefax without any delay, and within 15 days thereafter provide a detailed description of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason for its inability to execute or need to delay the execution of all or part of the Contract or Appendices. Both parties shall, through consultations, decide whether to terminate the Contract or Appendices or to exempt the part of obligations for implementation of the Contract or Appendices or whether to delay the execution of the Contract or Appendices according to the effects of the events on the performance of the Contract or Appendices.

ARTICLE 19.2

        Neither party shall be in default hereunder by reason of its delay in the performance of or failure to perform any of its obligations hereunder if such delay or failure is caused by strikes, acts of nature or the public enemy, riots, fires, interference by civil or military authorities, compliance with governmental laws, rules and regulations, delays in transit or delivery, inability to secure necessary governmental approvals or materials, or any fault beyond its control.

CHAPTER XX—APPLICABLE LAW

ARTICLE 20.1

        The formation of this Contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

CHAPTER XXI—SETTLEMENT OF DISPUTES

ARTICLE 21.1

        Any disputes arising from the execution of, or in connection with, the Contract shall be settled through friendly consultation between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the International Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedure. The arbitration award is final and binding upon both parties.

CHAPTER XXII—LANGUAGE

ARTICLE 22.1

        The contract shall be written in Chinese version and in English version. Both languages are equally valid and authentic.

CHAPTER XXIII—EFFECTIVENESS OF THE CONTRACT AND MISCELLANY

ARTICLE 23.1

        The appendices drawn up in accordance with the principles of this Contract are integral part of this contract, including: Appendix I, License Agreement; Appendix II, Distribution Agreement; Appendix III, Joint Venture, Objectives, Philosophy and Principles and Appendix IV, Joint Venture Investment Schedule.

ARTICLE 23.2

        The Contract and its appendices shall come into force beginning from the date of approval by the Ministry of Foreign Economic Relations and Trade of the People's Republic of China (or its entrusted examination and approval authority).

ARTICLE 23.3

        Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by fax or telegram, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this Contract shall be the posting addresses.

ARTICLE 23.4

        The Contract is signed in Nanjing, Peoples Republic of China by the authorized representatives of both parties on September 30, 1993.

ED COMPUTER SOFTWARE DEVELOPMENT CORPORATION, JIANGSU PROVINCE, CHINA
REPRESENTATIVE:	[ILLEGIBLE] (SIGNATURE)
COMMUNICATION INTELLIGENCE CORPORATION INTERNATIONAL, LIMITED
REPRESENTATIVE:	/s/ JAMES DAO [ILLEGIBLE] (SIGNATURE)

APPENDIX I
LICENSE AGREEMENT

        This agreement is effective September 30, 1993 between Party A and Party B on behalf of the JV.

        WHEREAS:

          a.    Party B possesses the right to certain natural input technology for computers developed by Communication Intelligence Corporation; and

          b.    JV desires to become a licensee of said technology, in accordance with the terms and conditions of this agreement.

        NOW, THEREFORE, IT IS HEREBY AGREED as follows:

          1.    DEFINITIONS

          In this agreement where the context so indicates, the following terms and expressions shall bear the following meanings:

            a.    The "Technology" refers to the seven technologies as delineated in Exhibit I hereto.

            b.    The "Territory" comprises The People's Republic of China.

            c.    The "Joint Venture Contract" refers to the joint venture contract between Party A and Party B.

          2.    LICENSE GRANTS, DELIVERY SCHEDULE, WARRANTY, TRAINING AND SUPPORT

            a.    Party B hereby grants to JV a fully paid license during the term of this agreement to copy and sublicense within the Territory the Technology, using any patents, copyrights or other intellectual rights related to the Technology which Party B is entitled to license within the Territory. The license is exclusive for use with IBM AS/400 based computer systems in the Territory.

            b.    Delivery Schedule is delineated in Exhibit II hereto.

            c.    Except as specifically provided herein, JV will not, without Party B's written consent, directly or indirectly reproduce, alter, translate, reverse engineer, decompile, disassemble, rent or electronically market, distribute, allow use of or transfer, any technology or any portion, copy or component thereof, or assist any person in doing so.

            d.    Party B warrants the legal ownership of the supplied technology and warrants the completeness, correctness and reliability of the technological materials (i.e., that these materials shall conform in all substantial respects to the operational features and specifications contained in this License Agreement). If there is an error or inadequacy which affects the use of the Technologies, Party B will substitute, supplement, or modify the Technologies in a timely fashion. Party B agrees to provide to JV all of the improvements and developments of the Technologies and related materials.

            e.    Party B agrees to provide technical training to JV, free of charge, to enable JV's technical personnel to understand and use the Technology.

            f.      Party B agrees to provide technical support to JV for the licensed Technology.

            g.    If Party B fails to provide the Technology within the specified times and criteria pursuant to Exhibit I and Exhibit II to this Agreement, Party B must pay JV certain economic compensation.

1

          3.    CONFIDENTIAL INFORMATION

            a.    JV acknowledges that certain information relating to the Technology to be communicated to JV by Party B pursuant to this agreement is secret and confidential in character and the exclusive property of Party B or its Licensor. Such information is provided to JV solely to enable JV to perform its obligations hereunder and should not be made available by JV to third parties except to the extent that may be absolutely necessary to achieve the purposes of this agreement and only upon written authorization by Party B. JV further agrees to take all reasonable measures to prevent such third parties and its employees or agents from divulging such information, including obtaining confidentiality agreements before making any disclosures.

            b.    JV agrees to conform to any reasonable requirements from Party B necessary to protect any of Party B's or its Licensor's trade secrets or other proprietary rights.

          4.    PATENT, COPYRIGHT AND TRADEMARK NOTICES

            a.    JV shall make appropriate notations of any patents or copyrights relating to the Technology which Party B or its Licensor may own from time to time, including the fulfillment of any affirmative acts which may be necessary under the applicable laws of the Territory in order to protect such patents or copyrights.

            b.    Nothing contained in this agreement shall give JV any rights in Party B or Party B's Licensor's trade names, copyrights, patents, logos, trade designations or other intellectual property except as specifically provided herein.

          5.    REMUNERATION

            The licenses granted herein are granted as part of Party B's equity contribution in JV and are valued at U.S. $2.0 million.

          6.    REPORTING

            JV shall render to Party B thirty (30) days after the end of each quarterly calendar period beginning with the end of the quarter in which JV first sells a product incorporating any of the Technology, a written statement of the production and shipment of the products using the Technology during such period.

          7.    DURATION AND TERMINATION

            According to the terms of the Joint Venture Contract.

          8.    EFFECT OF TERMINATION

            a.    Upon termination of this Agreement, Party B's obligations shall forthwith terminate and JV shall immediately:

                  i.  Return all originals and copies of drawings, specifications, written descriptions, processes, documents, materials, plans, designs, samples, files, lists, computer tapes and diskettes and all other tangible or recorded parts of the Technology and confidential information furnished to JV pursuant to this Agreement; other documents and materials related to, embodying or associated with such Technology and/or confidential information; and leased or loaned tools and equipment, if any;

              ii.    Cease to use such Technology and confidential information for any purpose; and

              iii.    Subject to Article 8.b. hereof, cease manufacturing, marketing, selling, licensing and supporting any Technology thereof.

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            b.    Upon termination of this Agreement, JV shall have the right to liquidate its existing inventory, subject to Party B's right to purchase, at Party B's sole option, all or a portion of such inventory at the cost paid by the JV. JV shall ensure that, upon termination of this Agreement, all agreements with any third parties including manufacturing licenses that acquire rights or privileges from JV with respect to the Technology shall terminate, unless Party B elects to require the assignment and delegation of any such agreement to itself. In the absence of any such election, JV shall use its best efforts, including litigation, to ensure that all such parties comply with the terms of Article 8.a. hereof.

            c.    Termination of this Agreement shall not reduce or eliminate JV's obligations which have accrued, or which rightfully exist, as of the date of termination hereof, nor relieve JV of liability for damage caused by, or claims arising from, JV's breach, nonobservation or nonperformance of its obligations or duties to Party B or to any other person, firm or entity.

            d.    Articles 2c, 3 and 4 shall survive termination of this Agreement.

            e.    Upon termination of this Agreement, unless termination is caused by Party B's default, Party B shall not be liable to JV for, and JV hereby expressly waives all rights to, compensation or damages of any kind, whether on account of the loss by JV of present or prospective profits, anticipated orders, expenditures, investments or commitments made in connection with this Agreement, goodwill created or on account of any other reason whatsoever.

          9.    INDEPENDENT CONTRACTOR

          Nothing in this Agreement shall be construed to constitute either party as an agent of the other for any purpose whatsoever, and neither party hereto shall bind, or attempt to bind, the other party to any contract or to the performance of any obligation, nor represent to third parties that it has any right to enter into any binding obligation on the other's behalf.

          10.  FORCE MAJEURE

          According to the terms of the Joint Venture Contract.

          11.  WAIVERS

          Any waiver by either party of a breach of any term or condition of this agreement shall not be considered a waiver of any subsequent breach of the same or any other term or conditions hereof.

          12.  ARTICLE HEADINGS

          The article headings are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

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        IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby have caused this agreement to be executed by their duly authorized representatives.

Party A:	ED COMPUTER SOFTWARE DEVELOPMENT CORPORATION, JIANGSU PROVINCE, CHINA
By
	Print Name	[ILLEGIBLE]
Title
Party B:	COMMUNICATION INTELLIGENCE CORPORATION INTERNATIONAL, LIMITED
	By	/s/ JAMES DAO [ILLEGIBLE]
Print Name
Title

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EXHIBIT I TO LICENSE AGREEMENT

        1.    Chinese Handwriter® Recognition System:    The final commercial version of the recognition software will recognize the 6,763 Chinese characters included in the GB 2312-80, the People's Republic of China national standard for information interchange of Chinese characters. The beta version of the recognition software will recognize at least 5,000 of the characters included in the GB 2312-80 standard. The performance of the Chinese recognition system will at least equal the performance standards of Communication Intelligence Corporation's (CIC's) current recognition systems for the roman and Japanese languages within 18 months from the effective date of this agreement.

        2.    Chinese Pen Operating Environment:    This Chinese language operating environment will replace the traditional keyboard user interface and input system with a pen-based user interface and input system that comes as close as possible to duplicating the way people work with ordinary pen and paper. CIC's current user interface for the Macintosh computer provides an example of a similar user interface CIC designed for the Japanese market.

        3.    Dynamic Signature Verification™:    CIC's existing Dynamic Signature Verification (DSV) product will be adapted to the Chinese user and provided to JV. Upon delivery of the first eight systems, the DSV product will have been integrated into the Business Automation Systems as an optional security device (to replace traditional password use).

        The DSV product allows the computer to digitally record the characteristics of an individual's signature including not only the written image itself, but also the direction and velocity of the pen with which the signature was created. These characteristics can then be stored and used as a security device to verify the identity of a system user to either access information or provide approvals.

        4.    Dynamic Signature Reconstruction™:    CIC's existing Dynamic Signature Reconstruction (DSR) will be adapted to the Chinese user and provided to the JV in Beta test form.

        DSR allows for the visual reconstruction of an individual's signature based upon the digitally stored information contained in the DSR database outlined above.

        5.    Compression of Electronic Ink:    CIC's existing INKshrINK™ product will be adapted to the Chinese user and provided to the JV in Beta test form.

        Capturing electronic ink in the form of signatures, notes or drawings is a valuable feature for pen-capable computers. Unfortunately, storing this electronic ink requires a great deal of hard disk storage. The INKshrINK product allows for the compression of this 'electronic ink' so that hard disk storage requirements are significantly reduced. This product will then be available to include in the Chinese Business Automation Systems as needed.

        6.    Pen Application Software Development Kits:    Pen Application Software Development Kits (SDK) will be adapted to the needs of the Chinese user and provided to the JV in Beta Test form. The SDK's will provide an application program interface for the Chinese Pen User Interface so that applications can be written by third parties.

        7.    Speech Recognition Technology:    All speech recognition technology with Party B subsequently acquires rights to or develops will be made available to JV under the terms of this agreement to be used in the development of a Chinese Speech Recognition System.

NO SOURCE CODE

        No Source Code will be provided for any Technology.

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EXHIBIT II TO LICENSE AGREEMENT

Deliverable		Due Date
1.	Chinese Handwriter® Recognition System	12 months from effective date of this agreement
2.	Chinese Pen Operating Environment	12 months from effective date of this agreement
3.	Dynamic Signature Verification™	6 months from effective date of this agreement
4.	Dynamic Signature Reconstruction™	6 months from effective date of this agreement
5.	Compression of Electronic Ink ("INKshrINK™")	6 months from effective date of this agreement
6.	Pen Application Software Development Kits	12 months from effective date of this agreement
7.	Speech Recognition Technology	If and when available

Demonstration and Test Versions

        A Demonstration system including Dynamic Signature Verification, Dynamic Signature Reconstruction and INKshrINK will be provided within 30 days from the effective date of this Agreement. Test Versions will be provided as soon as available in the Chinese Language.

Upgrades

        Upgrades will be made available to JV on a biannual basis at no cost.

Acceptance Criteria

  Function

          Handwriter Recognition System will recognize GB-2312-80 PRC National Standard.

  Performance

          Handwriter will perform with at least equivalent speed and acceptance rates as CIC's Japanese Kanji System.

  Software Quality

          Software will have fewer than 1.5 defects per 100 lines of code.

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APPENDIX II
DISTRIBUTION AGREEMENT

        This Agreement is entered into by and between Party A and Party B on behalf of JV.

        WHEREAS, the parties desire to provide integrated pen-based computer systems built on a foundation of existing market leading hardware platforms, application software and training programs to provide the complete range of resources necessary to computerize China's business and government sectors (referred to as the Chinese Pen-Based Business Automation Computer System),

        WHEREAS, Communication Intelligence Corporation ("CIC") has existing strategic relationships and agreements with leading hardware manufacturers and software developers which can provide the necessary components for the Chinese Pen-Based Business Automation Computer System on very favorable terms to CIC,

        WHEREAS, Party A and Party B desire JV to benefit from these existing and new relationships and agreements,

        WHEREAS, Party B has been authorized and empowered to contract on behalf of CIC to provide the CIC services under the terms described herein.

        Therefore the parties agree as follows:

        1.0    EXCLUSIVE SALE OF COMPONENTS TO JV

          a.    Through its strategic relationships with leading hardware manufacturers and software developers, CIC shall negotiate agreements to obtain components for the Chinese Pen-Based Business Automation Computer System on very favorable terms. Certain agreements have already been negotiated such as the agreement with International Business Machines (IBM) for IBM AS/400 hardware and software (hereinafter referred to as the "IBM Agreement").

          b.    For the China market, CIC shall sell such components exclusively to JV for use on IBM AS/400 pen-based systems to be marketed by JV or its sublicensees. Such components shall be sold to JV on very favorable terms. JV is CIC's only distributor in China for selling AS/400 pen input commercial systems including CIC's seven technologies as identified in the Joint Venture contract.

        2.0    PRICING

          Prices to JV will be based upon component list prices and discounts granted to CIC by specific manufacturers. CIC will provide components to JV at CIC's cost plus 8% of the China sales price for all non IBM Agreement products and 8% of the IBM U.S. list price for IBM Agreement products. The price the JV can obtain from CIC should be lower than the price the JV can obtain from other sources.

        3.0    PAYMENT

          a.    JV shall pay for components in advance of shipment by CIC by establishment of irrevocable letters of credit payable to CIC. Prior to shipment, the availability of the letter of credit will be confirmed by a U.S. bank and payment instructions will be approved by CIC.

          b.    Cost of insurance and freight from CIC's designated point of shipment shall be borne by JV.

        4.0    TAXES AND IMPORT DUTIES

          All taxes (other than CIC's income taxes) and import duties shall be the responsibility of JV. CIC shall cooperate with JV to help insure the lowest duty costs.

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        5.0    WARRANTY

          The life and other particulars of component warranties provided to JV by CIC shall coincide with the warranties provided by the component manufacturers to CIC.

        6.0    TERMINATION

          According to the provisions of the Joint Venture contract.

        7.0    INTERPRETATION FOR MAXIMUM BENEFIT TO JV

          a.    CIC will interpret its third party agreements, made subject to this agreement, to provide maximum benefit to JV without increasing CIC's liabilities under such third party agreements.

          b.    JV agrees to be bound by any restrictions placed on CIC by such third party agreements used to provide components hereunder.

        In witness whereof, the parties hereto, intending to be bound hereby have caused this agreement to be executed by their duly authorized representative.

Agreed to:		Agreed to:
ED COMPUTER SOFTWARE DEVELOPMENT CORPORATION, JIANGSU PROVINCE, CHINA		COMMUNICATION INTELLIGENCE CORPORATION INTERNATIONAL, LIMITED
285 North Zhong Shan Road Nanjing Jiangsu Province, China, PRC		275 Shoreline Drive, 6th Floor Redwood Shores, CA 94065 USA
By:		By:	/s/ JAMES DAO [ILLEGIBLE]
	Authorized Signature		Authorized Signature
Name:	[ILLEGIBLE]	Name:	James Dao
Title:		Title:	Chairman, Pres.

Date:		Date:	9/30/93

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APPENDIX III
JV'S OBJECTIVES

PROFIT

        To achieve sufficient profit to finance our Company's growth and to provide the resources that we need to achieve our other corporate objectives.

CUSTOMERS

        To provide products and services of the greatest possible value to our customers, thereby gaining and holding their respect and loyalty.

FIELDS OF INTEREST

        To enter new fields only when the ideas we have, together with our technical, manufacturing and marketing skills, provide assurance that we can make a needed and profitable contribution to the field.

GROWTH

        To let our growth be limited only by our profits and our ability to develop and produce technical products that satisfy real customers' needs.

OUR PEOPLE

        To help JV employees share in the company's success which they make possible; to recognize their individual achievements; and to try to provide an environment that promotes the personal satisfaction that comes from a sense of accomplishment in their work.

MANAGEMENT

        To foster initiative and creativity by allowing, wherever possible, freedom of action in attaining well-defined objectives.

CITIZENSHIP

        To honor our obligations to society by being an economic, intellectual and social asset to each nation and each community in which we operate. This includes honoring and respecting the culture and customs of each nation in which we pursue our activities.

RELATIONSHIP WITH CIC IN CHINA

        JV will be CIC's primary business representative in China. CIC will deal through JV for any business opportunities that are available to JV in China. CIC will only consider dealing with Chinese businesses directly after consultation and agreement by JV which agreement will not be unreasonably withheld. JV will be eligible for a negotiated commission for such business.

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JV PHILOSOPHY AND PRINCIPLES

        The achievements of an organization are the result of the combined efforts of each individual in the organization working toward common objectives. These objectives should be realistic, clearly understood by everyone in the organization, and reflect the organization's basic character and personality.

        If the organization is to fulfill its objectives, it should strive to meet certain other fundamental requirements:

          FIRST, the Company must try to assemble the most capable team for meeting its objectives, whether from outside hiring or promotion from within. Moreover, its policies and benefit programs must encourage employees to upgrade their skills and capabilities. Techniques that are accepted practice today will be outdated in the future and individuals throughout the organization must continually look for new and better ways to accomplish their tasks.

          SECOND, the Company wants each employee to be proud of JV's technical excellence and business reputation. To that end, it conducts its business affairs, public relations, technical interactions and employee relations on the highest ethical plane. All employees are expected to handle their assignments in such a way that the reputation, respect and trust the Company presently enjoys will be maintained and enhanced.

          THIRD, enthusiasm should exist at all levels. Individuals in supervisory positions should not only be enthusiastic themselves, they should be selected for their ability to engender enthusiasm among their associates and subordinates. There can be no place, especially among individuals charged with supervisory responsibility, for half-hearted interest or half-hearted effort.

          FOURTH, even though an organization is made up of people fully meeting the first three requirements, all levels should work in unison toward common objectives. Working at cross purposes should be avoided in order to attain maximum efficiency and achievement.

        It is JV's policy not to have a rigid organization but, rather, to have overall objectives which are clearly stated and shared.

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APPENDIX IV

JOINT VENTURE INVESTMENT SCHEDULE

(All values measured in US$ at the time of contribution)

	FIRST PAYMENT		SECOND PAYMENT		THIRD PAYMENT		FOURTH PAYMENT	FIFTH PAYMENT	TOTAL
DATE INVESTMENT MADE:	(@ Signing)		(+6 months)		(+12 months)		(+18 months)	(+24 months)
TOTAL EQUITY INVESTMENT	$1,875,000		$2,375,000		$3,050,000		$900,000	$1,800,000	$10,000,000
PARTY B INVESTMENT
CASH	$900,000		$900,000		$900,000		$900,000	$1,800,000	$5,400,000
EXCLUSIVE DISTRIBUTION & MNFG. RIGHTS MANAGEMENT KNOWHOW FROM CIC	$75,000		$175,000		$250,000				$500,000
TECHNOLOGY LICENSE	$300,000		$700,000		$1,000,000				$2,000,000
PARTY A INVESTMENT
LAND	$600,000 (30 Muo Nanjing	)	$600,000 (40 Muo Kunshan	)	$900,000 (45 Muo Nanjing	)			$2,100,000
CUMULATIVE CASH OR IN-KIND EQUITY	$1,875,000		$4,250,000		$7,300,000		$8,200,000	$10,000,000	$10,000,000
MATCHING LOANS OR AVAILABLE CREDIT PROVIDED BY CHINESE BANKS	$1,875,000		$2,375,000		$3,050,000		$900,000	$6,800,000	$15,000,000
CUMULTIVE LOANS OR AVAILABLE CREDIT PROVIDED BY CHINESE BANKS	$1,875,000		$4,250,000		$7,300,000		$8,200,000	$15,000,000
TOTAL JV FUNDING BY STAGE	$3,750,000		$4,750,000		$6,100,000		$1,800,000	$8,600,000	$25,000,000

PERCENT OF TOTAL REGISTERED CAPITAL	18.75%		23.75%		30.50%		9.00%	18.00%	100.00%
PERCENTAGE OF TOTAL EQUITY
PARTY B									79.0%
PARTY A									21.0%

Note: (1) All planned investment dates after the original signing are subject to change depending on the cash requirements of the JV.

COMMUNICATION INTELLIGENCE CORPORATION

April 14, 1997

To:	Tang Shenyan Guo Yongxiang Herbert Lechner	Fr:	James Dao
Re:	CICC Second Stage Investment

        This memorandum is to incorporate our understanding, as agreed upon and documented in the Minutes of the February 4, 1997 Meeting of the Board of Directors of CICC, into the September 30, 1993 Joint Venture Contract between ED Computer Software Development Corporation and Communication Intelligence Corporation International, Ltd.

        The enclosed Attachment 1, entitled Joint Venture Investment Schedule—April 14, 1997 outlines the Second Stage Investment to be made by the parties to the Joint Venture. The enclosed Attachment 2, entitled, Delivery Status of CIC Technologies to CICC April 9, 1997 lists the technologies delivered to CICC according to the Joint Venture Contract.

        Please confirm your agreement with the above by signing below, and faxing and mailing us a signed copy of this document, so that we can move forward with the second stage investment as soon as possible. Thank you for your cooperation.

Sincerely,
/s/ JAMES DAO James Dao
Agreed:
For:	ED Computer Software Development Corporation	For:	CIC
/s/ TANG SHENYAN Tang Shenyan		/s/ JAMES DAO James Dao
/s/ GUO YONGXIANG Guo Yongxiang		/s/ HERBERT LECHNER Herbert Lechner

275 SHORELINE DRIVE • REDWOOD SHORES • CA 94065 U.S.A. • TELEPHONE: 415-802-7885 • FAX: 415-802-7777

COMMUNICATION INTELLIGENCE COMPUTER CORPORATION, LTD.
APRIL 14, 1997—ATTACHMENT 1.

JOINT VENTURE INVESTMENT SCHEDULE
(All values measured in US$ at the time of contribution)

	FIRST PAYMENT MADE	SECOND PAYMENT TO BE MADE		TOTAL FIRST & SECOND PAYMENT
DATE OF INVESTMENT:	at Signing	Mar-97
TOTAL EQUITY INVESTMENT	$2,300,000	$2,470,000		$4,770,000
CIC INVESTMENT:
CASH	$900,000	$900,000		$1,800,000
EXCLUSIVE DISTRIBUTION & MNFG. RIGHTS MANAGEMENT KNOW HOW FROM CIC	$500,000	$0		$500,000
TECHNOLOGY LICENSE (SEE ATTACHMENT 2.)	$300,000	$1,700,000		$2,000,000
CHINA INVESTMENT:
LAND	$600,000 (30 Muo Nanjing)	$(200,000 (-10 Muo	) )	$400,000
EQUIPMENT	$0	$70,000		$70,000
CUMULATIVE CASH OR IN-KIND EQUITY	$2,300,000	$4,770,000		$4,770,000
MATCHING LOANS OR AVAILABLE CREDIT PROVIDED BY CHINESE BANKS	$0	$0		$0
CUMULATIVE LOANS OR AVAILABLE CREDIT PROVIDED BY CHINESE BANKS	$0	$0		$0
TOTAL JV FUNDING BY STAGE	$2,300,000	$2,470,000		$4,770,000
PERCENT OF TOTAL REGISTERED CAPITAL	23.00%	24.70%		47.70%
PERCENTAGE OF TOTAL EQUITY
CIC				90.0%
CHINA PARTNERS				10.0%

Attachment 2. (English Version)
Delivery Status of CIC Technologies to CICC
April 9, 1997

        Following are the items of technology CIC was to deliver according to the terms of the JV license. Below each numbered item (which are copied exactly from the original JV agreement), we have noted the delivery date and commented on the delivered technologies.

          1.    Chinese Handwriter® Recognition System:    The final commercial version of the recognition software will recognize the 6,763 included in the GB 2312-80, the People's Republic of China national standard for information interchange of Chinese characters. The beta version of the recognition software will recognize at least 5,000 of the characters included in the GB 2312-80 standard. The performance of the Chinese recognition system will at least equal the performance standards of Communication Intelligence Corporation's (CIC's) current recognition systems for the roman and Japanese languages within 18 months from the effective date of this agreement.

Delivered:	The CIC Chinese Recognizer was delivered January 23, 1997. This Chinese character recognizer is of more advanced design than the original system (based on the Japanese Recognizer) that CIC planned to deliver at the time of JV contract signing. CIC spent more than $2.5 million dollars on Chinese character recognition research and development during the last three years. The new recognizer not only meets the GB 2312-80 PRC specification standard, but is also designed to accommodate future developments.

          2.    Chinese Pen Operating Environment:    This Chinese language operating environment will replace the traditional keyboard user interface and input system with a pen-based user interface and input system that comes as close as possible to duplicating the way people work with ordinary pen and paper. CIC's current user interface for the Macintosh computer provides an example of similar user interface CIC designed for the Japanese market.

Delivered:	The CIC Handwriter Manta for Windows 95 and NT operating environments were delivered in December, 1996. The CIC Handwriter for Windows (3.1 for the original tablet) environment was delivered earlier in 1996.
Microsoft Pen Extensions and Services as well as CIC's Pen Extensions to Windows 95 and NT were delivered to CICC in December, 1996.

CIC has provided or funded joint CIC/CICC developments of several Chinese Pen User interfaces such as WritePal, Virtual Keyboards and demonstration games. CICC has these products and has been selling them.
CIC has provided CIC three pen applications:
	YPad (Source Code)	delivered March 19, 1997
	Gopher (Source Code)	delivered February 28, 1997
	Personal Ink (Source Code)	delivered March 12, 1997

          3.    Dynamic Signature Verification™;    CICC's existing Dynamic Signature Verification (DSV) product will be adapted to the Chinese user and provided to JV. Upon delivery of the first eight systems, the DSV product will have been integrated into the Business Automation Systems as an optional security device (to replace traditional password use).

          The DSV product allows the computer to digitally record the characteristics of an individual's signature including not only the written image itself, but also the direction and velocity of the pen with which the signature was created. These characteristics can then be stored and used as a security device to verify the identity of a system user to either access information or provide approvals.

Delivered:	The English version of this CIC product was delivered in 1994. Subsequent testing of the system determined that further adaptation was desired for use in China. In 1996 CIC funded collection and processing of signatures by CICC in China needed to complete adaptation of this product for China.

          4.    Dynamic Signature Reconstruction:    CIC's existing Dynamic Signature Reconstruction (DSR) will be adapted to the Chinese user and provided to the JV in Beta test form.

          DSR allows for the visual reconstruction of an individual's signature based upon the digitally stored information contained in the DSR database outlined above.

Delivered:	This technology was delivered in 1994.

          5.    Compression of Electronic Ink:    CIC's existing INKshrINK™ product will be adapted to the Chinese user and provided to the JV in Beta test form.

          Capturing electronic ink in the form of signatures, notes or drawings is a valuable feature for pen-capable computers. Unfortunately, storing this electronic ink requires a great deal of hard disk storage. The INKshrINK product allows for the compression of this 'electronic ink' so that hard disk storage requirements are significantly reduced. This product will then be available to include in the Chinese Business Automation Systems as needed.

Delivered:	This technology was delivered in 1994.

          6.    Pen Application Software Development Kits:    Pen Application Software Development Kits (SDK) will be adapted to the needs of the Chinese user and provided to the JV in Beta Test form. The SDK's will provide an application program interface for the Chinese Pen User Interface so that applications can be written by third parties.

Delivered:	This technology was delivered by providing Ypad, Gopher, Personal Ink, DSV, DSR, and INKshrINK in a form useable by third party developers.

          7.    Speech Recognition Technology:    All speech recognition technology which Party B subsequently acquires rights to or develops will be made available to JV under the terms of this agreement to be used in the development of a Chinese Speech Recognition System.

Delivered:	This technology will be delivered according to the original contract, "if and when available"

        CIC has delivered required Pen technology products some of which are much superior to those products contemplated at the time of formation of the joint venture. CIC has invested more in Chinese Pen Technology research and development in the three years since forming the JV than has been valued in Registered Capital Technology credit. Of course this does not include the millions of R&D dollars CIC already invested in core recognition technology prior to the formation of the JV and millions that will be invested in the future to improve and develop new technology of benefit to the JV. Such development includes product improvement, enhancement, new products, applications, demonstrations, related collaterals and training materials including those CICC developments funded by CIC. Product development relevant to CICC will be made available license free to JV for the duration of the contract.

Sincerely,

Jim Dao

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